                                                                Exhibit 4.10

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


Shares Issuable Upon Exercise: 150,000


                               WARRANT TO PURCHASE
                       SHARES OF SERIES C PREFERRED STOCK

                              Expires June 4, 2001



     THIS CERTIFIES THAT, for value received, Dominion Ventures, Inc., is entitled to subscribe for and purchase 150,000 shares (as adjusted pursuant to provisions hereof, the "Shares") of the fully paid and nonassessable Series C Preferred Stock of Ribogene, Inc., a California corporation (the "Company"), at a price per share of $0.15 (such price and such other price as shall result, from time to time, from adjustments specified herein is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Preferred Stock" shall mean the Company's presently authorized Series C Preferred Stock, and any stock into or for which such Series C Preferred Stock may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles, and the term "Grant Date" shall mean June 4, 1993.

        1. Term. Subject to the terms hereof, the purchaser's right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to the earlier of the eighth annual anniversary date of the Grant Date or the fifth annual anniversary of the consummation of the Company's initial public offering of its Common Stock, the aggregate gross proceeds from which exceed $5,000,000.



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

        2. Method of Exercise: Net Issue Exercise.

        2.1 Method of Exercise; Payment; Issuance of New Warrant. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of the holder hereof, (a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Preferred Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

        2.2 Net Issue Exercise.

            (a) In lieu of exercising this Warrant, holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of the Company's Preferred Stock computed using the following formula:

                                   X= Y(A-B)
                                     ------
                                       A

Where      X  -  The number of shares of Preferred Stock to be issued to Holder.

           Y - the number of shares of Preferred Stock purchasable under this Warrant.

           A  -  the fair market value of one share of the Company's Preferred
                 Stock.

           B  -  Warrant price (as adjusted to the date of such calculations).

                 (b) For purposes of this Section, fair market value of the Company's Preferred Stock shall mean the average of the closing bid and asked prices of the Company's Preferred Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Preferred Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value.

           2.3 Company's Option Upon Registered Offering. In the event of the initial registered public offering by the Company of its Common Stock effected pursuant to a Registered Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, the Company will have the option to purchase for cash immediately prior to the issuance of such shares in such offering all, but not less than all, of the following: (i) this Warrant for a price per Share equal to the difference between (x) the Net Per Share Price (as defined below) of the stock being issued in such offering and (y) the Warrant Price, and (ii) all Shares that have been issued pursuant to the exercise of this Warrant for a price per share equal to the Net Per Share Price of the stock being issued in such offering. For the purpose of this Paragraph the term "Net Per Share Price" shall mean the proceeds to be received by the Company (or selling shareholders, in the event of a secondary offering) for each share in the registered public offering, net of underwriting commissions.

            2.4 Company's Option Upon Merger. In the event of (i) any consolidation or merger of the Company with or into any other corporation, or (ii) any sale of all or substantially all of the assets of the Company, in either case in which the Company shall not be the continuing surviving entity and immediately after which the holders of the voting shares of the Company immediately prior to such event hold less than a majority of the total voting power of the continuing and surviving entity, then the Company shall have the option to purchase this Warrant on the closing date of such event for cash or freely tradable, unrestricted securities in any amount per Share equal to the greater of (x) three (3) times the Warrant Price or (y) the excess (if any) of the Market Value (as defined herein) of the Shares over the Warrant Price. The Market Value of each Share shall be determined by dividing the total consideration to be received by the Company or its shareholders in connection with such event by the number of shares of Common Stock then outstanding assuming that all convertible securities of the Company have been converted into Common Stock). Any securities to be delivered to the Company or its security holders shall be valued as follows:

            (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending five (5) business days prior to the closing; and

            (B) If traded over-the-counter, the value shall be deemed to be the average closing prices of the securities over the 30-day period ending five (5) business days prior to the closing; and

            (C) If there is no public market, the value shall be the fair market value thereof, as determined by mutual agreement of the holder of this Warrant and the Company, and if the parties are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of this Warrant.


      3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant and Common Stock issuable upon conversion of the Preferred Stock will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Preferred Stock (and Common Stock issuable upon conversion thereof) to provide for the exercise of the right represented by this Warrant.


      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Adjustment of Warrant Price upon Issuance of Additional Stock. The Warrant Price shall be subject to adjustment from time to time as follows:



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

            (i) (A) Upon each issuance by the Company of any Additional Stock (as-defined below), after the Grant Date, without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 4(a)) be adjusted to a price determined by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which could be purchased were the then Warrant Price used instead (calculated by dividing the total consideration (before deduction of costs) to be received by the Company in such issuance by the then Warrant Price) and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock issued in such issuance. For purpose of this Subsection (a), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding and, immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed outstanding.

            (B) No adjustment of the Warrant Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(a)(i)E(3) and E(4), no adjustment of the Warrant Price pursuant to this subsection 4(a)(i) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

            (C) In the case of issuance by the Company of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

            (D) In the case of issuance by the Company of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value as determined by the Board of Directors of the Company irrespective of any accounting treatment.

            (E) In the case of the issuance (whether before, on or after the Grant Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(a)(i);

                1. The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4
(a)(i)(C) and (a)(i)(D)), if any, received by the Company upon issuance of such options or rights plus the minimum exercise price, provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for (to the extent then convertible or exchangeable) convertible or exchangeable securities or upon exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(a)(i)(C) and 4(a)(i)(D).

                3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including but not limited to, a change resulting from antidilution provisions thereof, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities, shall be adjusted based upon the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such



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
options or rights or the conversion or exchange of such securities.

                4. Upon the expiration of any such options or rights, the termination of any such options or rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                5. The number of shares of Common Stock deemed issued and the consideration deemed paid, therefor pursuant to subsections 4(a)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(a)(i)(E)(3) or (4).

            (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(a)(i)(E)) by this Company after the Grant Date other than (A) shares of Common Stock Issued upon conversion of the Company's Series A, B and C Preferred Stock which have been issued prior to the Grant Date, (B) shares of Common Stock issued to employees or directors of or consultants and advisers to the Company or any subsidiary pursuant to stock purchase or stock option plans or other similar arrangements approved by the Company's Board of Directors and (C) shares of Common Stock issued upon the exercise of warrants or options issued by the Company prior to, or as of the Grant Date or issued by the Company subsequent to the Grant Date pursuant to an obligation to do so arising under a written agreement entered into by the Company prior to, or as of the Grant Date.

            (iii) Notwithstanding any provisions to this Section 4(a) to the contrary, no adjustment to the Warrant Price shall be made to this Section 4(a) upon issuance by the Company of Additional Stock if a similar or corresponding adjustment is made to the conversion Price of the Preferred Stock pursuant to the Company's Articles of Incorporation, as amended.

            (iv) Upon each adjustment of the Warrant Price pursuant to this
Section 4(a), the number of Shares issuable upon exercise hereof shall be adjusted such that the aggregate purchase price for all of such Shares, as adjusted, equals $22,500.00.








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
            (b) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant), providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Preferred Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, mergers and transfers.

            (c) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Preferred Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

            (d) Stock Dividends. If the company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Preferred Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

            (e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

            (f) Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of the Warrant, at least twenty (20) days prior to the date specified therein, a notice specifying the date of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        5. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

        6. Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

        7. Compliance with Securities Act; Disposition of Warrant or Shares of Preferred Stock.





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

Shares, as adjusted, equals $22,500.00.

            (b) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Preferred Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, mergers and transfers..

            (c) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Preferred Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

            (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Preferred Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this

Warrant shall be proportionately adjusted.

            (e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

            (f) Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of the Warrant, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            5. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty
(30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

            6. Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

            7. Compliance with Securities Act; Disposition of Warrant or Shares of Preferred Stock.

            (a) Compliance with Securities Act. The holder of this Warrant and each subsequent holder, by acceptance hereof, agrees that this Warrant, the shares of Preferred Stock to be issued upon exercise hereof and the Common Stock to be issued upon conversion of such Preferred Stock are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Preferred Stock to be issued upon exercise hereof (or Common Stock issued upon conversion of the Preferred Stock) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Preferred Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

            (b) Disposition of Warrant and Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Preferred Stock acquired pursuant to the exercise of this Warrant (or Common Stock issued upon conversion of such Preferred Stock) prior to registration of such shares, the holder hereof and each subsequent holder of the Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Preferred Stock or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Preferred Stock or Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the shares of Preferred Stock or Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. Nothing herein shall restrict the transfer of this Warrant or any portion hereof by the initial holder hereof to any partnership affiliated with the initial holder, or to any partner of any such partnership provided such transfer may be made in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.


      8. Rights as Shareholders; Information.

            8.l Shareholder Rights. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable, upon the exercise hereof shall have become deliverable, as provided herein.

            8.2 Financial Statements and Information. The Company shall deliver to the registered holder hereof (i) within 120 days after the end of the fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year and a consolidated statement of income, retained earnings and cash flows for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within 45 days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income, retained earnings and cash flows for such quarter and a consolidated balance sheet as of the end of such quarter. In addition, the Company shall deliver to the registered holder hereof any other information or data provided to the shareholders of the Company.


            9. Grant of Rights. The company hereby grants to the holder hereof the registration rights set forth in the "Fifth Amended and Restated Rights Agreement" in substantially the form attached hereto as Exhibit B, which provides that the holder of this Warrant shall be deemed a "Holder" as defined in the Fifth Amended and Restated Rights Agreement, and that the Common Stock of the Company issued upon conversion of the Shares shall be deemed to be "Registrable Securities" as defined in the Fifth Amended and Restated Rights Agreement.

            10. Additional Rights.

                  10.1 Secondary Sales. The Company agrees to notify the holder of this Warrant if opportunities to make secondary sales of the Company's securities become available. To this end, the Company will promptly provide the holder of this Warrant with notice of any offer to acquire from the Company's



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
security holders more than five percent (5%) of the total voting power of the Company.


                  10.2 Mergers. Unless the Company provides the holder of this Warrant with advance notice of the terms and conditions of the proposed transaction, the Company will not (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

      11. Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

                  (a) This Warrant has been duly authorized and executed by the Company and when delivered will be the valid, and binding obligation of the Company enforceable in accordance with its terms;

                  (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                  (c) The rights, preferences, privileges and restrictions granted to or imposed upon the shares of Preferred Stock and the holders thereof are as set forth in the Company's Articles of Incorporation, as amended, a true and complete copy of which has been delivered to the original Warrantholder;

                  (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of the Company's Articles of Incorporation, as amended, will be validly issued, fully-paid and nonassessable; and

                  (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

      12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      13. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

      14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Registrable Securities) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

      15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      17. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA.

                                    By: RIBOGENE, INC.

                                    Title: /s/ VINCENT J. MILES, Vice President
                                          ---------------------------------
                                    Address:  21375 CABOT BOULEVARD
                                              HAYWARD, CA 94545
Date: June 18, 1993

                                    EXHIBIT A
                               Notice of Exercise

To:

      1. The undersigned hereby elects to purchase________shares of Series__ Preferred Stock of __________ Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:



                                     (Name)




                                    (Address)



      3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.




                                   ---------------------------
                                           (Signature)




---------------------
       (Date)

                                   EXHIBIT A-1
                               Notice of Exercise

  To:


      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S-______, filed____________, 19___, the undersigned hereby elects to purchase shares of Series______Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

      2. Please deliver to the custodian for the selling shareholders a stock certificate representing such _______ shares.

     3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $_________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



                                       _________________________________
                                       (Signature)

___________________
       Date